Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of May 31, 2011, by and between AMBASSADORS GROUP, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 30, 2008, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.  Section 1.1 (a) is hereby amended by deleting "May 31, 2011" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "June 1, 2014," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of May 31, 2011 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.  Section 1.2 (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a)           Interest.  The outstanding principal balance of each credit subject hereto shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.”

3.  Section 1.3 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.3.                            COLLECTION OF PAYMENTS.  Borrower authorizes Bank to collect all interest and fees due under Line of Credit by charging Borrower's deposit account number 4121391288 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof.  Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.”

4.  Section 4.9 is hereby deleted in its entirety, and the following substituted therefor:

    “SECTION 4.9.                             FINANCIAL CONDITION.  Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)           Tangible Net Worth not less than $50,000,000.00 at any time, with “Tangible Net Worth” defined as the aggregate of total stockholders’ equity less any intangible assets.

(b)           Net income after taxes not less than $4,000,000.00 on a trailing 4-quarter basis, determined as of each fiscal quarter end.

(c)           Deployable Cash not less than $0.00 at any time, with “Deployable Cash” defined as cash and cash equivalents, available for sale securities, prepaid program costs and expenses minus participant deposits, accounts payable, accrued expenses, and other short-term liabilities (excluding deferred taxes) and the current portion of long-term capitalized lease payments.”

5.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

6.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

AMBASSADORS GROUP, INC.	WELLS FARGO BANK, NATIONAL ASSOCIATION
By:/s/Anthony F. Dombrowik	By:/s/Thomas Thoen
Anthony F. Dombrowik	Thomas Thoen
Chief Financial Officer	Relationship Manager